Exhibit 99.1
August 12, 2026

DeFi Development Corp. Reports Q2 2026 Results, Grows SOL Per Share 24% Year Over Year, Outlines Q3 Cost Efficiencies and Capital Structure Simplification
BOCA RATON, FL — August 12, 2026 — DeFi Development Corp. (Nasdaq: DFDV) (the “Company” or “DeFi Dev Corp.”), the first US public company with a treasury strategy built to accumulate and compound Solana (“SOL”), today released its Q2 2026 Shareholder Letter and Business Update.

Shareholder Letter Highlights
●SOL per share (“SPS”) of 0.066 as of August 12, 2026, up approximately 24% year over year
●Total SOL and SOL equivalents of 2,311,523 as of August 12, 2026, up 1% since last update
●Announced operating efficiencies expected to drive a step-down in the Company’s Q3 cost base, with further reductions expected in the quarters ahead
●Reaffirmed the Company’s long-term target of 1.0 SPS by December 2028
●Repurchased approximately $3.5 million in principal of July 2030 convertible notes since the Company’s last shareholder update for $2.3 million in cash, representing an approximately 35% discount to par
●Continued simplifying the Company’s capital structure and onchain strategy, including concentrating activity in a smaller set of institutional-scale protocols and discontinuing the Treasury Accelerator program

To read the full update, please visit: https://defidevcorp.com/earnings

About DeFi Development Corp.
DeFi Development Corp. (Nasdaq: DFDV) has adopted a treasury policy under which the principal holding in its treasury reserve is allocated to SOL. Through this strategy, the Company provides investors with direct economic exposure to SOL, while also actively participating in the growth of the Solana ecosystem. In addition to holding and staking SOL, DeFi Development Corp. operates its own validator infrastructure, generating staking rewards and fees from delegated stake. The Company is also engaged across decentralized finance (DeFi) opportunities and continues to explore innovative ways to support and benefit from Solana’s expanding application layer.
The Company is also an AI-powered online platform that connects the commercial real estate industry by providing value-add services and software subscriptions to multifamily and commercial property professionals, as the Company connects the increasingly complex ecosystem that stakeholders have to manage. The Company’s data and software offerings are generally offered on a subscription basis as software as a service.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include statements regarding business strategies and prospects, capital deployment plans, expected cost savings, and expectations regarding future financial and operating metric reporting and targets, including SPS and future SOL price, and can be identified by words such as "anticipate," "intend," "plan," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company's current beliefs, expectations, and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict, many of which are outside of the Company's control. The Company's actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) fluctuations in the market price of SOL and any associated losses that the Company may incur as a result of a decrease in the market price of SOL; (ii) a failure for the demand for SOL, or activity on the SOL network, to continue to develop and grow as predicted in our DFDV Model or at all; (iii) volatility in our stock price, including due to future issuances of common stock and securities convertible into common stock; (iv) the effect of and uncertainties related to the ongoing volatility in interest rates; (v) our ability to achieve and maintain profitability in the future; (vi) the impact on our business of the regulatory environment and complexities of complying with such environment including changes in securities laws or other laws or regulations; (vii) changes in the accounting treatment relating to the Company's SOL holdings; (viii) our ability to respond to general economic conditions; (ix) our ability to manage our growth effectively and our expectations regarding the development and expansion of our business; (x) our ability to access sources of capital, including debt financing and other sources of capital to finance operations and growth and (xi) other risks and uncertainties more fully described in the section captioned "Risk Factors" in the Company's most recent Annual Report on Form 10-K and other reports we file with the Securities and Exchange Commission.

As a result of these matters, changes in facts, assumptions not being realized, or other circumstances, the Company's actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Investor Contact:
ir@defidevcorp.com

Media Contact:
press@defidevcorp.com